Exhibit 99.1

Demand Media Completes Tax-Free Spin-off of Rightside Group

NAME to Commence “Regular-Way” Trading Today

SANTA MONICA, Calif., August 4, 2014 — (BUSINESS WIRE) — Demand Media, Inc.® (NYSE: DMD) announced the successful completion of the separation of Rightside Group, Ltd. (“Rightside”) from Demand Media in the form of a tax-free dividend involving the distribution of all outstanding shares of Rightside common stock to holders of Demand Media common stock.  Under the terms of the distribution, on August 1, 2014, Demand Media stockholders as of the close of business, New York City time on July 25, 2014, the record date for the distribution, received one share of Rightside common stock for every five shares of Demand Media common stock held on the record date.  Immediately following the distribution, Demand Media enacted a 1-for-5 reverse stock split of its outstanding and treasury shares of common stock.

Beginning today, Demand Media will trade “regular-way” on a post reverse stock split basis on the New York Stock Exchange under the symbol “DMD” and Rightside will trade “regular-way” as a separate publicly traded company on the Nasdaq Global Select Market under the symbol “NAME.”

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a leading digital content & media company that informs and entertains one of the Internet’s largest audiences, helps advertisers find innovative ways to engage with their customers and enables publishers and individuals to expand their online presence. Headquartered in Santa Monica, CA, Demand Media has offices in North America and South America. For more information about Demand Media, please visit www.demandmedia.com.

About Rightside

Rightside™ inspires and delivers new possibilities for consumers and businesses to define and present themselves online. The company, with its affiliates, is a leading provider of domain name services, offering one of the industry’s most comprehensive platforms for the discovery, registration, development, and monetization of domain names. This includes more than 16 million names under management, the most widely used domain name reseller platform, more than 20,000 distribution partners, an award-winning retail registrar, the leading domain name auction service through its NameJet joint venture and an interest in approximately 100 new Top Level Domain registry operator agreements or applications through Rightside affiliate, United TLD Holdco Limited, trading as Rightside Registry. Rightside is home to some of the most admired brands in the industry, including eNom, Name.com, and NameJet (in partnership with Web.com). Headquartered in Kirkland, WA, Rightside has offices in North America, Europe and Australia. For more information please visit www.rightside.co.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Statements containing words such as may, believe, anticipate, expect, intend, plan, project, and estimate or similar expressions constitute forward-looking statements. Statements regarding Demand Media’s and Rightside’s future financial performance are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Forward-looking statements involve risks and uncertainties including, among others: the expectation that the separation transaction will be tax-free; revenue and growth expectations for the two independent companies following the separation; the ability of each business to operate as an independent entity upon completion of the separation; the impact of the reverse stock split on the trading price of Demand Media’s common stock; and market conditions in general and those applicable to the distribution and reverse stock split. More information about potential risk factors that could affect Demand Media’s and Rightside’s operating and financial results are contained in (i) Demand Media’s annual report on Form 10-K for the fiscal year ending December 31, 2013 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 17, 2014, as such risk factors may be updated in Demand Media’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations and (ii) Rightside’s Registration Statement on Form 10, as amended, initially filed with the Securities and Exchange Commission on January 13, 2014. Demand Media and Rightside do not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

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Investor Contacts

For Demand Media:

The Blueshirt Group
Brinlea Johnson, 310.917.6426
IR@demandmedia.com

For Rightside:

Financial Profiles

Kristen Papke, 206.623.2233

Lisa Mueller, 310.622.8231

rightside@finprofiles.com